UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 30, 2013 (May 23, 2013)

INERGY, L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-34664	43-1918951
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Brush Creek Boulevard, Suite 200

Kansas City, Missouri 64112

(Address of principal executive offices)

(816) 842-8181

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

As previously announced, on May 5, 2013, Inergy, L.P., a Delaware limited partnership (“Inergy”), entered into (i) a Purchase and Sale Agreement, among Crestwood Holdings LLC, a Delaware limited liability company (“CW Holdings”), Crestwood Gas Services Holdings LLC, a Delaware limited liability company (“CGSH”), NRGP Limited Partner, LLC, a Delaware limited liability company (“NRGP”), and Inergy Holdings GP, LLC, a Delaware limited liability company (“IGHP”) (the “Purchase Agreement”); (ii) a Contribution Agreement, among CW Holdings, CGSH, Inergy and Inergy GP LLC, a Delaware limited liability company (the “Contribution Agreement”); and (iii) an Agreement and Plan of Merger, among CW Holdings, Crestwood Midstream Partners LP, a Delaware limited partnership (“CMLP”), Crestwood Gas Services GP LLC, a Delaware limited liability company, Inergy Midstream, L.P., a Delaware limited partnership (“NRGM”), NRGM GP, LLC, a Delaware limited liability company, Inergy and Intrepid Merger Sub, LLC, a Delaware limited liability company (the “Merger Agreement”).

On May 23, 2013, Inergy entered into the Consent, Waiver and Amendment No. 5 (the “Consent and Amendment”) to Inergy’s Amended and Restated Credit Agreement, dated as of November 24, 2009, as amended and restated as of February 2, 2011 (the “Credit Agreement”), with JPMorgan Chase Bank, N.A., as administrative agent (the “Administrative Agent”), and the financial institutions party thereto. Effective as of the date that certain customary conditions precedent are met, the Consent and Amendment, among other things, will permit Inergy to take actions necessary to complete the transactions contemplated by the Purchase Agreement, the Contribution Agreement and the Merger Agreement.

In addition, the Consent and Amendment amends the Credit Agreement by (i) changing the definition of “Change in Control” to permit FRC Founders Corporation and certain of its affiliates to acquire an interest in Inergy without triggering a Change in Control; (ii) permitting Inergy to sell, dispose or otherwise transfer any of its assets (other than its equity in NRGM) to NRGM so long as such disposition is for fair market value and no default or event of default is occurring or would result from such disposition; and (iii) from and after the date on which Inergy will distribute to its holders its equity in NRGM, requiring (A) the first $300,000,000 in net consideration received from any disposition to repay the revolving loans and reducing the revolving commitments on a dollar-for-dollar basis, and (B) thereafter requiring any cash consideration received from any disposition to prepay the revolving loans, though such loans may be reborrowed if otherwise permitted by the Credit Agreement.

SunTrust Robinson Humphrey, Inc. served as financial advisor to a committee of independent directors of the Inergy Board of Directors in connection with the approval of certain of the transactions contemplated by the Purchase Agreement, Contribution Agreement and Merger Agreement. SunTrust Robinson Humphrey, Inc. is an affiliate of SunTrust Bank, a lender under the Credit Agreement.

The foregoing description of the Consent and Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Consent and Amendment that is attached hereto as Exhibit 10.1 and incorporated by reference into this Item 1.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Consent, Waiver and Amendment No. 5, dated May 23, 2013, to the Amended and Restated Credit Agreement, dated as of November 24, 2009, as amended and restated as of February 2, 2011, by and among Inergy, L.P., JPMorgan Chase Bank, N.A., as administrative agent, and the financial institutions party thereto.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INERGY, L.P.

	By:	Inergy GP, LLC, its General Partner

Date: May 30, 2013	By:	/s/ Laura L. Ozenberger
Laura L. Ozenberger Senior Vice President – General Counsel and Secretary

Exhibit Index

Exhibit Number	Description

10.1	Consent, Waiver and Amendment No. 5, dated May 23, 2013, to the Amended and Restated Credit Agreement, dated as of November 24, 2009, as amended and restated as of February 2, 2011, by and among Inergy, L.P., JPMorgan Chase Bank, N.A., as administrative agent, and the financial institutions party thereto.

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